UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-K
___________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): January 17, 2024 (January 12, 2024)
___________________
TRULIEVE CANNABIS CORP.
(Exact Name of Registrant as specified in its charter)
___________________

British Columbia	000-56248	84-2231905
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6749 Bostic Road Quincy, FL	32351
(Address of principal executive offices)	(Zip Code)
(850) 298-8866
(Registrant’s telephone number, including area code)
Not Applicable
(Registrant’s name or former address, if change since last report)
___________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Marie Zhang as Chief Operating Officer

On January 12, 2024, Trulieve Cannabis Corp. (the “Company”) announced the appointment of Marie Zhang as the Company’s Chief Operating Officer, effective January 29, 2024.

Ms. Zhang has over 25 years’ experience in operational roles for private and public companies. Prior to joining the Company, from March 2020 through January 2024, Ms. Zhang served as the Chief Supply Chain Officer for Blaze Pizza, LLC and from July 2015 to March 2020, she served as the Global Vice President Supply Chain for FOCUS Brands LLC. Previously, Ms. Zhang served as Chief Supply Chain Officer for Yum! Brands (NYSE: YUM) from February 2013 to July 2015, Vice President Supply Chain at The Honey Baked Ham Company, LLC from February 2004 to February 2013 and as Director – Research & Development, Food Safety and Quality Assurance at Conagra Brands, Inc. (NYSE: CAG) from January 1997 to February 2004. Ms. Zhang received her Bachelor of Science in Chemistry from Jilin University and a Masters Degree in Food Science and Technology from Iowa State University.

In connection with Ms. Zhang’s appointment as Chief Operating Officer, Ms. Zhang entered into an employment agreement with the Company, effective as of January 29, 2024 (the “Zhang Employment Agreement”), pursuant to which she will receive an annual base salary of $460,000 per year that is paid in accordance with the Company’s regular payroll practices, subject to all customary withholding and deductions. Following the effective date of the Zhang Employment Agreement, Ms. Zhang will be granted a signing bonus equal to $100,000, payable in accordance with the Company’s standard payroll practices. Ms. Zhang will also be eligible for an annual bonus targeted at $400,000 based on the achievement of certain Company and individual performance goals to be established by the Compensation Committee and will also be eligible for an annual equity award equal to $750,000 in a manner consistent with the Company’s practices for senior management. Ms. Zhang will be entitled to participate in the Company’s employee benefits programs available to its employees generally. In addition, Ms. Zhang will be entitled to participate in other benefits that are available to the Company’s executive officers on the same basis as all the Company’s employees generally, including group health (medical, dental, and vision) insurance, group short- and long-term disability insurances, and group life insurance. Such compensation and benefit plans and arrangements are described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on May 1, 2023. The Zhang Employment Agreement also includes standard confidentiality, non-competition, non-solicitation, non-disparagement and intellectual property assignment provisions.

Ms. Zhang will be eligible to receive certain severance benefits in connection with a termination of her employment by the Company without Cause or by Ms. Zhang for Good Reason (each as defined in the Zhang Employment Agreement), in each case, subject to execution of a general release of claims. If such termination occurs, Ms. Zhang shall be entitled to receive the sum of (a) one and one-half (1.5) times the sum of her base salary in effect on the date of termination plus the greater of the target bonus for the current fiscal year and the actual annual bonus paid during the prior fiscal year and (b) a prorated annual bonus for the current fiscal year, which shall be payable in equal installments over a eighteen (18) month period in accordance with the Company’s regular payroll practices and subject to all customary withholding and deductions (“COO Severance”). In addition, the Company will pay COBRA premiums for Ms. Zhang (and her dependents) until the earlier of (i) the eighteen month anniversary of her termination date, and (ii) the date on which she either receives or becomes eligible to receive substantially similar coverage from another employer. In addition, all of Ms. Zhang’s unvested equity awards shall immediately vest; provided that any equity award that is still subject to performance-based vesting at the time of such termination will only vest when and to the extent the Compensation Committee certifies that the performance goals are actually met.

If the Company terminates Ms. Zhang’s employment without Cause (as defined in the Zhang Employment Agreement) or she terminates her employment for Good Reason within twenty-four (24) months following a Change of Control (as defined in the Zhang Employment Agreement), then Ms. Zhang shall receive the same severance described above, except that (i) the COO Severance shall be equal to the sum of (x) two times (2) times the sum of the base salary in effect on the date of termination plus the greater of the target bonus for the current fiscal year and the actual annual bonus paid during the prior fiscal year and (y) a prorated annual bonus for the current fiscal year, and shall be payable as a lump sum (rather than installments) on the Company’s first regular payroll date following the delivery of the general release of claims and conclusion of the revocation period and (ii) the COBRA continuation coverage shall be for a period of twenty-four (24) months.

Except as set forth in the Zhang Employment Agreement, (a) there are no arrangements or understandings between Ms. Zhang and any other persons pursuant to which Ms. Zhang was appointed, (b) there are no family relationships among any of the Company’s directors or executive officers Ms. Zhang and (c) Ms. Zhang has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(b) of Regulation S-K.

The foregoing description of the Zhang Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K to be filed for the fiscal year ending December 31, 2023.

Base Salary Modifications for Named Executive Officers

On January 17, 2024, the Company’s Board of Directors, upon the recommendation of the Compensation Committee of the Board of Directors, approved an increase in the annual base salary of Kim Rivers, the Company’s Chief Executive Officer, to $850,000 per year that will be paid in accordance with the Company’s regular payroll practices, subject to all customary withholding and deductions.

The Company also approved increases in the annual base salaries of each of (a) Eric Powers, the Company’s Chief Legal Officer and Corporate Secretary, to $400,000 per year, (b) Tim Morey, the Company’s Chief Sales Officer, to $400,000 per year, and (c) Kyle Landrum, the Company’s Chief Production Officer, to $350,000 per year. The base salaries for each person will continue to be paid in accordance with the Company’s regular payroll practices, subject to all customary withholding and deductions.
Item 7.01    Regulation FD Disclosure.

On January 12, 2024, the Company issued a press release announcing the appointment of Ms. Zhang as Chief Operating Officer. A copy of the press release is furnished as Exhibit 99.1 hereto.

The information set forth in this Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any of the Company’s filings under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Item 9.01.    Financial Statements and Exhibits.
(d)Exhibits

Exhibit No.	Description

99.1	Press release dated January 12, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trulieve Cannabis Corp.

By:	/s/ Eric Powers
Name:	Eric Powers
Title:	Chief Legal Officer
Date: January 18, 2024